Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

INNERCOOL TO PRESENT NEXT-GENERATION PATIENT TEMPERATURE MODULATION

SYSTEMS AT NEW YORK NEUROLOGICAL SYMPOSIUM

SAN DIEGO, CA – May 16, 2007 – Cardium Therapeutics (OTCBB:CDTP) and its operating unit InnerCool Therapies today announced that InnerCool’s two next-generation medical device systems designed to provide comprehensive solutions to patient temperature modulation will be presented at the upcoming Symposium on Neurological Emergencies & Neurocritical Care being offered by the Columbia University College of Physicians and Surgeons and New York Presbyterian Hospital – The University Hospital of Columbia and Cornell. InnerCool’s new systems will be presented in a special session devoted to therapeutic hypothermia to be held the afternoon of May 25th, 2007, at the New York Academy of Medicine in New York City.

Patient temperature modulation is a rapidly-advancing field focused on preserving ischemic tissue and improving patient outcomes following major medical events such as stroke, cardiac arrest and heart attack, as well as in the management of patients experiencing trauma or fever. Internal or endovascular temperature modulation is intended to rapidly cool patients from within their bodies in order to reduce cell death and damage caused by acute ischemic events in which blood flow to critical organs such as the heart or brain is restricted, and to prevent or reduce associated injuries such as adverse neurologic outcomes. External or surface-based temperature modulation is designed to cool or warm patients from outside of their bodies and is intended for use in less acute settings such as in-hospital fever management.

RapidBlue™ – High-Performance Endovascular System

InnerCool’s approach to endovascular temperature modulation makes use of a thin flexible catheter designed to facilitate quick deployment and minimize vascular occlusion – while at the same time accelerating and optimizing patient cooling and re-warming.

InnerCool's RapidBlue™ system for high-performance endovascular temperature modulation includes a programmable console with an enhanced user interface and a catheter designed to quickly modulate patient temperature in association with surgery or other medical procedures. The RapidBlue system powers InnerCool’s Accutrol™ catheter, which has a flexible metallic temperature control element (TCE) and a built-in temperature feedback sensor to provide fast and precise patient temperature control.

The RapidBlue™ console and Accutrol™ catheter can quickly and accurately modulate whole body temperature without introducing or exchanging any fluid within the body. The system functions by programmably circulating cold or warm saline in a closed circuit within the catheter to either cool or warm its outer metallic surface, which effectively conducts heat out of or into the surrounding bloodstream. The unique design of InnerCool’s TCE, which is both thermally conductive and includes alternating surface helices to promote mixing around the TCE, further optimizes heat transfer and enables rapid patient temperature modulation, even in obese patients.

The catheter and TCE have a covalently-bonded heparin coating for hemo-compatibility and the catheter can be readily placed in an operating room or intensive care setting without the need for continuous fluoroscopy. The integrated temperature sensor allows for automated temperature management, and also eliminates the need to place bladder or other patient temperature probes which can be slow to react to changes in core body temperature, and may be uncomfortable to the patient and time-consuming to place.

Other currently-marketed endovascular systems rely on plastic-based balloon catheters that are inflated after placement in the bloodstream. Although expansion of the balloons increases their overall surface area for heat transfer, it also tends to make the catheters fairly large and rigid. In addition, they do not contain integrated temperature feedback sensors and heat transfer is limited by the less conductive nature of plastic. In terms of performance, a medium-sized balloon-based catheter which inflates to about 8 mm (24 French) has been reported to cool anesthetized intubated (i.e. surgical) patients at a rate of around 1°C per hour.

In comparison, InnerCool’s RapidBlue™ system combines an ultra-thin flexible metallic catheter of only 3.5 mm (10.7 French) or 4.6 mm (14 French) with the potential to achieve cooling rates that are approximately 4- to 5-fold faster, i.e. about 1°C per 15 minutes. Rapid cooling is considered to be particularly important for preserving tissue and organ function under conditions of acute ischemia, which result from reduced blood flow to critical tissues and organs.

CoolBlue™ – Convenient Surface System

InnerCool’s new CoolBlue™ surface temperature modulation system includes a console and a disposable CoolBlue™ vest with upper thigh pads, which is designed to provide a complementary tool for use in less acute patients or in clinical settings best suited to prolonged temperature management. InnerCool’s CoolBlue vest and thigh pads, which effectively wrap the body without requiring any glues or adhesives to stick to the skin, is expected to enable cooling rates of around 1°C per hour, i.e. similar to those of currently-marketed surface cooling systems and endovascular systems using medium-sized balloon-based catheters.

“We look forward to demonstrating our next-generation RapidBlue Endovascular System and our CoolBlue Surface System at the Neurological symposium in New York. Our new product lines for patient temperature modulation, both of which are expected to be launched within the next two quarters, will establish InnerCool as the first and only comprehensive provider of temperature control solutions,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium Therapeutics and InnerCool Therapies. “Providing hospitals and clinicians with a one-source approach to effective patient temperature modulation should allow the medical community to expand the use of InnerCool systems for current indications and facilitate ongoing research regarding the potential uses of temperature modulation in a number of different patient populations that could benefit from these new therapies.”

About Patient Temperature Modulation

Numerous scientific and medical articles have described the usefulness of temperature modulation, such as induced hypothermia (cooling), which is designed to protect endangered cells, prevent tissue death and preserve organ function following acute events associated with severe oxygen deprivation such as stroke or cardiac arrest. Therapeutic hypothermia is believed to work by protecting critical tissues and organs (such as the brain, heart and kidneys) following ischemic or inflammatory events, by lowering metabolism and preserving cellular energy stores, thereby potentially stabilizing cellular structure and preventing or reducing injuries at the cellular, tissue and organ level. Two international clinical trials on hypothermia after cardiac arrest published in The New England Journal of Medicine demonstrated that induced hypothermia reduced mortality and improved long-term neurological function. Based on these and other results, the American Heart

Association (AHA) and the International Liaison Committee on Resuscitation (ILCOR) have issued guidelines recommending that cardiac arrest victims be treated with induced hypothermia.

Ischemic diseases constitute the largest segment of the medical market in the United States and in almost all developed countries worldwide. For example, in the U.S. and other developed countries, an estimated 1.4 million people experience cardiac arrest each year, of which an increasing number (currently about 350,000) survive to receive advanced care. The AHA guidelines now recommend the use of therapeutic cooling as part of the critical care procedures for patients with an out-of-hospital cardiac arrest following ventricular fibrillation. With respect to heart attacks, an estimated 325,000 people in the U.S., and approximately 375,000 people outside the U.S., receive emergency angioplasty or anti-clotting treatment as first-line care. Cardium and InnerCool recently announced positive preclinical effects of hypothermia following heart attack and announced a clinical study being co-sponsored by a leading cardiology center in Sweden. Additional clinical studies designed to confirm the benefits of hypothermia in heart attack patients are also being conducted by other groups in the U.S.

In the area of stroke, approximately 700,000 Americans experience a stroke each year, and a comparable number of patients are affected outside the U.S. Although tissue plasminogen activator (tPA) has been shown to lessen damage associated by stroke, particularly if it can be administered within three hours of onset, many stroke patients continue to suffer advanced neurologic damage even though they have received tPA. More importantly, most stroke victims do not arrive at the hospital in time to be candidates for tPA. The American Stroke Association (ASA) has now identified the use of therapeutic hypothermia as a promising area of research for the potential treatment of stroke victims, and it is the subject of ongoing clinical studies being sponsored by InnerCool Therapies and supported by the U.S. National Institutes of Health.

InnerCool’s current internal temperature modulation system, which is marketed as the Celsius Control System™, is being used to induce, maintain and reverse hypothermia in neurosurgical patients, both in surgery and in recovery or intensive care; and has also received FDA clearance for use in cardiac patients (in order to achieve or maintain normal body temperatures during surgery and in recovery / intensive care), and as an adjunctive treatment for fever control in patients with cerebral infarction and intracerebral hemorrhage. InnerCool’s new RapidBlue™ system is expected to initially have the same FDA clearance as the Celsius Control System.

For fever control, surface cooling devices are becoming one of several important therapies to help manage patients who experience fevers in association with severe neurologic injuries or other medical conditions. The ASA and the American Association of Neurological Surgeons (AANS), as well as other organizations internationally, now recommend proactive fever reduction following neurological injury. The company estimates that more than 450,000 hospital patients in the U.S. experience neurologic or non-neurologic fever conditions that either require or could benefit from proactive therapies to reduce patients’ body temperatures. Fever patients typically require treatment for multiple days, sometimes as long as a week.

CoolBlue™, InnerCool’s new surface temperature modulation system is intended to address prolonged use requirements. The external system is also intended to provide a complementary tool for use in less acute patients and clinical settings that do not require very rapid cooling or re-warming. InnerCool’s “total solutions approach” would also allow physicians to employ a rapid-cooling endovascular approach for acute needs, followed by prolonged temperature management using surface cooling. InnerCool’s novel approach to total temperature management is designed to provide clinicians with a comprehensive product portfolio to meet all of their temperature management needs.

About InnerCool

InnerCool Therapies, Inc., a subsidiary of Cardium Therapeutics, Inc., is a San Diego-based medical technology company in the emerging field of patient temperature modulation, which is designed to rapidly and controllably cool the body in order to reduce cell death and damage following acute ischemic events such as cardiac arrest or stroke, and to potentially lessen or prevent associated injuries such as adverse neurological outcomes. For more information about InnerCool and patient temperature modulation, please visit www.innercool.com.

InnerCool’s endovascular approach to patient temperature modulation is based on a single-use flexible metallic catheter and a fully-integrated cooling system, which allows for rapid and controlled cooling and re-warming. InnerCool’s endovascular system integrates a number of desirable features including a slim catheter profile, a highly efficient flexible metallic thermal transfer element, a built-in temperature monitoring sensor, and a programmable console capable of rapidly and controllably inducing, maintaining and reversing therapeutic cooling. InnerCool’s endovascular catheter-based Celsius Control System has received FDA 510(k) clearance for use in inducing, maintaining and reversing mild hypothermia in neurosurgical patients, both in surgery and in recovery or intensive care. The system has also received FDA clearance for use in cardiac patients in order to achieve or maintain normal body temperatures during surgery and in recovery / intensive care, and as an adjunctive treatment for fever control in patients with cerebral infarction and intracerebral hemorrhage. Potential additional applications of the technology include endovascular cooling for cardiac arrest, acute ischemic stroke and myocardial infarction (heart attack).

About Cardium

Cardium Therapeutics, Inc. and its subsidiaries, InnerCool Therapies, Inc. and the Tissue Repair Company, are medical technology companies primarily focused on the development, manufacture and sale of innovative therapeutic products and devices for cardiovascular, ischemic and related indications. Cardium’s lead product candidate, Generx (alferminogene tadenovec, Ad5FGF4), is a DNA-based growth factor therapeutic being developed for potential use by interventional cardiologists as a one-time treatment to promote and stimulate the growth of collateral circulation in the hearts of patients with ischemic conditions such as recurrent angina. For more information about Cardium and its businesses, products and therapeutic candidates, please visit www.cardiumthx.com or view its 2006 Annual Report at http://www.cardiumthx.com/flash/pdf/2006CardiumAnnualReport.pdf.

Cardium’s InnerCool Therapies subsidiary is a San Diego-based medical technology company in the emerging field of patient temperature modulation therapy to rapidly and controllably cool the body in order to reduce cell death and damage following acute ischemic events such as cardiac arrest or stroke, and to potentially lessen or prevent associated injuries such as adverse neurological outcomes. For more information about Cardium's InnerCool subsidiary and patient temperature modulation, including InnerCool’s Celsius Control System™, which has received regulatory clearance in the U.S., Europe and Australia, please visit www.innercool.com.

Cardium’s Tissue Repair Company subsidiary (TRC) is a San Diego-based biopharmaceutical company focused on the development of growth factor therapeutics for the treatment of severe chronic diabetic wounds. TRC’s lead product candidate, Excellarate, is a DNA-activated collagen gel for topical treatment formulated with an adenovector delivery carrier encoding human platelet-derived growth factor-BB (PDGF-BB). Excellarate is initially being developed to be administered once or twice for the potential treatment of non-healing diabetic foot ulcers. Other potential applications for TRC’s Gene Activated Matrix™ (GAM) technology include therapeutic angiogenesis (cardiovascular ischemia, peripheral arterial disease) and orthopedic products, including hard tissue (bone) and soft tissue (ligament, tendon, cartilage) repair. For more information about Cardium’s Tissue Repair Company subsidiary, please visit www.t-r-co.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that results or trends observed in one clinical study will be reproduced in subsequent studies, that necessary regulatory approvals will be obtained, or that our actual or proposed products and treatments will prove to be sufficiently safe and effective and will gain market acceptance. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, our limited experience in the development, testing and marketing of therapeutic hypothermia devices and whether our efforts to launch new devices and systems will be successful or completed within the time frames contemplated, risks and uncertainties that are inherent in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2007 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™ and Generx™ are trademarks of Cardium Therapeutics, Inc.

Gene Activated Matrix™ and GAM™ are trademarks of Tissue Repair Company.

InnerCool Therapies®, InnerCool®, Celsius Control System™, RapidBlue™ and CoolBlue™

are trademarks of InnerCool Therapies, Inc.